Exhibit 10.15

CONFIDENTIAL

GALECTIN-3 LICENSE AND DISTRIBUTION AGREEMENT

This GALECTIN-3 LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”), entered into as of March 19, 2010 (the “Effective Date”), by and between Inverness Medical Innovations, Inc., a corporation of the state of Delaware, having its principal place of business at 51 Sawyer Road, Suite 200, Waltham, MA 02453 (“IMI”) and BG Medicine, Inc., a corporation of the state of Delaware, having its principal place of business at 610 Lincoln Street North Waltham, MA 02451 (“BGM”).

WITNESSETH:

WHEREAS, IMI and BGM have agreed that IMI will undertake the development of selected Products (as hereinafter defined), which shall be used on IMI’s Triage® line of instruments;

WHEREAS, IMI desires to promote and market Products in the Territory (as hereinafter defined);

WHEREAS, BGM owns or otherwise controls or has rights to certain intellectual property rights which may cover Products (“Patent Rights” as hereinafter defined);

WHEREAS, BGM desires to grant to IMI under Patent Rights a license to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed and otherwise commercialize Products in the Territory; and

WHEREAS, IMI desires to obtain such license.

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and upon the terms and subject to the conditions set forth below, IMI and BGM hereby agree as follows:

ARTICLE 1. DEFINITIONS

1.1	“Affiliate” means, with respect to any Party (as hereinafter defined), any entity which controls, is controlled by or is under common control with, such Party. As used herein, the term “control” means with respect to any entity, the power to direct or cause the direction of the management and policies of that entity, whether directly or indirectly and whether through ownership of more than fifty percent (50%) of the outstanding voting stock or equity of an entity, by contract or otherwise.

1.2	“Calendar Quarter” means a period of three (3) consecutive calendar months of a calendar year, beginning on January 1, April 1, July 1 or October 1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.3	“Change of Control” means: (a) the consolidation or merger of BGM with or into any Third Party wherein the shareholders of BGM immediately prior to such transaction shall cease to be the holders of at least fifty percent (50%) of the outstanding securities of the surviving corporation in such transaction; (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of BGM relating to the business to which this Agreement relates; or (c) the acquisition by any Third Party or group of Third Parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities and Exchange Act of 1934) of more than fifty percent (50%) of the outstanding shares of voting stock of BGM.

1.4	“Commercially Reasonable Efforts” shall mean those efforts in accordance with the subject Party’s efforts and resources normally used by it for a product owned by it, or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable product, and other relevant factors including technical, legal, scientific or medical factors.

1.5	“Confidential Information” means any proprietary, confidential, non-public information, data, samples, plans, marketing plans, reports, forecasts, formulae, processes, technical or commercial information, trade secrets, patent applications, improvements, invention disclosures or know-how disclosed in writing by one Party to another Party under this Agreement, as well as information disclosed in any other form and identified as “Confidential Information” at the time of disclosure, to the extent such disclosure is reduced to writing, marked “Confidential” and provided to the receiving Party within thirty (30) days after oral disclosure.

1.6	“First Commercial Sale” means the date on which IMI (or its Affiliate or agent) first sells a Product to a Third Party in the Territory for monetary consideration.

1.7	“Galectin-3” means the soluble galactoside-binding protein coded by the LGALS3 gene.

1.8	“Knowledge” means, with respect to BGM, the actual knowledge, after due inquiry, of the chief executive officer or any executive officer (as defined for purposes of Section 14 of the Securities Exchange Act of 1934, as amended) of BGM.

1.09	“Panel” has the meaning set forth in Section 3.2.

1.10	“Party” means IMI or BGM and “Parties” means IMI and BGM.

1.11

“Patent Rights” means the patents and patent applications listed on Exhibit 1.12 and: (a) all patents and patent applications owned or controlled by BGM during the Term of the Agreement relating to Galectin-3 or Products; (b) the patents or patent applications acquired by BGM during the Term of this Agreement relating to Galectin-3 or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Products; (c) all patents or patent applications covering Galectin-3 or Products under which BGM becomes licensed and has the right to sublicense; (d) all patents arising from applications identified in (a), (b) or (c); (e) any extension, renewal or reissue of a patent identified in (a), (b), (c) or (d); (f) any and all foreign counterparts or equivalents issued of any patents identified in (a) through (d); and (g) any reexamination or renewal of a patent identified in (a), (b), (c) or (d).

1.12	“Product(s)” means individually and collectively Galectin-3 assay kits, Galectin-3 control kits and Galectin-3 calibrator.

1.13	“Steering Committee” means a committee of individuals from the Parties which shall meet on a regular basis as the Parties require, which shall be composed of equal numbers of individuals from each Party. The Steering Committee shall review Product development, Galectin-3 marker development, clinical studies and any other relevant issue regarding the Product that comes up during the Term.

1.14	“Term” has the meaning set forth in Section 11.1.

1.15	“Territory” means every country in the world.

1.16	“Test” means an individual Galectin-3 assay test for a single determination of Galectin-3; provided that a Test does not include tests included in Galectin-3 control kits or Galectin3 calibrator kits.

1.17	“Third Party” means a person or entity other than IMI, BGM or any of each Party’s Affiliates.

1.18	“Valid Claim” means any claim of an issued and unexpired patent within Patent Rights that is applicable with respect to a Product, which claim has not been held invalid or unenforceable by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal or which has not been admitted by the patentee to be invalid or unenforceable through reissue, disclaimer or otherwise. In the event a patent has been held to be invalid or unenforceable, and an appeal is pending, such claims shall not be considered a Valid Claim until reinstated by a final decision, not subject to further appeal, of a court or governmental agency of competent jurisdiction; provided, however, that once reinstated, a Valid Claim shall be considered a Valid Claim retroactively as if the patent had never been held to be invalid or unenforceable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 2. GRANT OF LICENSES

2.1	License Grant. BGM hereby grants to IMI and its Affiliates a royalty-bearing license under Patent Rights to make, have made, use, have used, offer for sale, sell, have sold, import, distribute, have distributed and otherwise commercialize Products in the Territory. Products may be commercialized only under the names and brands of IMI and its Affiliates and only for use with platforms and technology owned or controlled by IMI or its Affiliates. IMI shall not have the right to grant a sublicense to any Third Party.

2.2	Additional Licensees. BGM shall have the right to license Patent Rights to no more than four (4) Third Parties (“Other Licensees,” and together with IMI, the “BGM Licensees”) for such Other Licensees to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed a Galectin-3 assay, whether on an automated system or not; provided, that beginning after December 31, 2014, BGM may license Patent Rights to additional Third Parties (who shall then be considered Other Licensees) to offer for sale, sell, have sold, import, distribute or have distributed a Galectin-3 assay. Other Licensees shall not have the right to grant sublicenses to any Third Party. For avoidance of doubt, BGM and the Other Licensees shall be free to enter into agreements for development, manufacturing or distribution of their products, and such agreements shall not be considered licenses to Patent Rights for purposes of this Section 2.2.

2.3	Updates to Patent Rights. BGM shall be responsible for updating Exhibit 1.12 to include all developments and updates to all patents listed therein and providing written notice to IMI. IMI shall have no payment obligations pursuant to Section 3.1 with respect to new Patent Rights unless and until BGM notifies IMI, in writing, that new patents have issued and are included within the Patent Rights.

ARTICLE 3. FEES AND PAYMENTS

3.1	Product Fee. Except as set forth in Section 3.2, IMI shall pay to BGM a fee (the “Product Fee”) consisting of a product access fee of [***] (US $[***]) and a marketing service fee of [***] ($[***]) for each Test sold by IMI (or its Affiliate or agent) to a Third Party in countries in the Territory where, but for the license granted in this Agreement, IMI’s sales of such Products would infringe BGM’s Valid Claims; provided, that if the CMS National Medicare Fee Limit Reimbursement level for Galectin-3 Tests falls below [***] dollars ($[***]) per test, IMI shall be entitled to a reduction in the Product Fee paid per Test by IMI to BGM to be negotiated by the Parties. If the Parties are unable to agree on the amount of the reduction of the Product Fee, the matter shall be resolved by the Alternative Dispute Resolution process set forth in Section 12.12 and Exhibit 12.12.

3.2	Inclusion of Test in a Panel. In the event IMI (or its Affiliate or agent) sells any Test to a Third Party as part of a panel of tests to detect Galectin-3 and one or more other markers for heart failure, then if such panel has an [***] of at least [***] dollars ($[***]) and all tests in such Panel are accomplished in a single step with a single cartridge or set of reagents (a “Panel”), then the Product Fee for Tests in such Panel shall be [***] dollars ($[***]) per Test, but only for sales in countries in the Territory where, but for the license granted in this Agreement, IMI’s sales of such Panel Products would infringe BGM’s Valid Claims.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3	Product Fee Payable Only Once. The Product Fee set forth in Section 3.1 shall be payable hereunder only once with respect to a Test, regardless of the number of patents set forth in Patent Rights that cover Products. The fee for a Panel set forth in Section 3.2 shall be payable hereunder only once with respect to a Panel, regardless of the number of patents set forth in Patent Rights that cover such Products. The Product Fee set forth in Section 3.1 shall not be owed for a Panel.

3.4	Reductions to Fees Due to Third Party Licenses. IMI, in its sole discretion, may determine that additional royalty-bearing licenses are required from Third Parties in order to make, have made, use, have used, offer for sale, sell, have sold, import, distribute, have distributed or otherwise commercialize Products in the Territory. If IMI so determines that such licenses are required specifically to make, have made, use, have used, offer for sale, sell, have sold, import, distribute, have distributed or otherwise commercialize Galectin-3 assays for indications of the Product in the Territory, IMI shall notify BGM within [***]
([***]) [***] of making such determination. After notification BGM will attempt to resolve the matter in a timely manner and to IMI’s satisfaction. However, if IMI, at any time, in its sole discretion, determines that such license is required [***] and [***] obtains the additional royalty-bearing licenses, IMI has the right to deduct the royalties actually paid to such Third Parties from the fees payable to BGM; provided, that such deduction shall not be for more than [***] percent ([***]%) of the amounts otherwise due and payable to BGM hereunder.

3.5	Payments. All payments shall be made monthly. IMI shall pay BGM within sixty (60) days of the end of each calendar month during which sales occurred.

3.6	Product Fee Reports. With each payment hereunder, IMI shall deliver to BGM a report providing the number of Tests sold by IMI and its Affiliates.

3.7	Currency Conversion. All payments made hereunder shall be in US Dollars.

3.8	Transfer of Payments. All payments due and payable hereunder to BGM shall be made by wire transfer to the following bank account number or such other bank or other location as may be designated in writing by BGM from time to time:

Wire Transfer Information:

Bank Name: [***]

Bank Address: [***]

Account Number: [***]

Swift Code: [***]

3.9

Tax Withholding. Insofar as any fees that are due to BGM under this Agreement withrespect to sales of Products outside the United States are subject to taxation where the taxes are imposed on BGM, BGM shall bear all such taxes. BGM hereby authorizes IMI to withhold

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

such taxes from the payments that are payable to BGM hereunder if IMI is either: (a) required to do so under the tax laws of the country of sale; or (b) directed to do so by an agency of such government. IMI shall provide BGM with the best available evidence of payment whenever IMI deducts such taxes from any payment due BGM. Where any sum due to be paid to BGM is subject to any withholding or similar tax, the Parties shall use Commercially Reasonable Efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation or tax reduction agreement or treaty. If there is no applicable double taxation or tax reduction agreement or treaty, or if an applicable double taxation or tax reduction agreement or treaty reduces but does not eliminate such withholding or similar tax, IMI or its Affiliates shall pay such withholding or similar tax to the appropriate government authority, deduct the amount so paid from the amount otherwise due and payable to BGM, and secure and send to BGM the available evidence of such payment.

3.10	Record Keeping; Audits. IMI shall keep full and accurate accounting records of all Tests sold in sufficient detail to determine the Product Fees payable by IMI to BGM. Upon reasonable written notice to IMI, BGM shall have the right, during normal business hours, to have an independent certified public accountant, selected by BGM and acceptable to IMI, audit IMI’s records pertaining to the number of Tests sold on a confidential basis to verify the Product Fees payable pursuant to this Agreement; provided, however, that such audit shall not: (a) take place more frequently than [***] per [***]; and (b) cover records for more than the preceding [***] ([***]) [***]. Such certified public accountant shall enter into a non-disclosure agreement with confidentiality provisions at least as stringent as those set forth in this Agreement, and shall only disclose the conclusion of such audit to BGM and IMI, and not any of IMI’s customers, pricing or other Confidential Information. The results of such audit shall be [***]. Any adjustment in payment shall be made upon demonstration of any underpayment or overpayment.

3.11	Cost of Audits. All fees and expenses of any audit requested by BGM pursuant to Subsection 3.10 shall be borne by BGM; provided, however, that if any audit reveals that IMI underpaid Product Fees due to BGM under this Agreement as to the time period being audited by more than [***] percent ([***]%) of the amount that was payable for such time period, and as long as the underpayment amount is at least [***] Dollars ($[***]), IMI, in addition to paying BGM any underpayment, shall reimburse BGM for the cost of such audit.

ARTICLE 4. GALECTIN-3 DEVELOPMENT AND PROMOTIONAL ACTIVITIES

4.1

IMI’s Development Efforts. During the Term of this Agreement, IMI shall use Commercially Reasonably Efforts to develop, test and obtain regulatory approval to sell Products throughout the Territory, but in any event in the United States and the European Union. Without limiting the generality of the foregoing, IMI shall initially develop a Product for use on its Triage® system, and thereafter may develop Products for use on other diagnostic platforms owned or controlled by IMI and sold only under trademarks of IMI or its Affiliates. The Parties will develop a development plan and timeline for such

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

development as set forth in Exhibit 7.1. In addition, IMI agrees that it will [***] for any [***] in any jurisdiction unless and until it has [***] for a [***] in such jurisdiction and [***] in such jurisdiction, unless [***] for the [***] and [***] is sought simultaneously.

4.2	IMI’s Sales Efforts. During the Term of this Agreement, IMI shall use Commercially Reasonable Efforts to promote, market, sell and distribute Products throughout the Territory. Such efforts may include preparing collateral marketing materials, conducting advertising, presenting educational seminars, detailing, displaying exhibits at trade shows and ensuring representation and attendance at industry meetings. IMI solely shall be responsible for the costs incurred in such efforts hereunder. As part of its promotion and marketing efforts, IMI may elect to offer Products to potential customers at no charge for evaluation purposes, which Products shall not be subject to Section 3.1 or reported pursuant to Section 3.7.

4.3	Selling Price. IMI, in its sole discretion, shall determine the final sales price of Products sold by IMI to Third Parties in the Territory, and no other term or provision of this Agreement shall be interpreted or deemed to provide BGM with any right to determine or influence the final sales price of Products sold by IMI hereunder.

4.4	Development of Promotional and Marketing Materials for Products. Promptly following the Effective Date, BGM shall deliver to IMI copies of any promotional marketing materials owned or controlled by BGM that may be used by IMI in the promotion and sale of Products. BGM represents and warrants that the statements made in any promotional marketing materials owned or controlled by BGM and provided to IMI shall be accurate and complete in all material respects. IMI also shall have the right to develop and prepare, at IMI’s sole discretion and at its own cost, promotional and marketing materials for use in its sale and distribution of Products. IMI shall be responsible for the accuracy of all statements made in all materials developed by IMI.

4.5	Steering Committee Meetings. The Steering Committee shall meet no less frequently than quarterly to review the progress of the development of Products by IMI, the activities of BMG described in Section 5.1, any Product Inventions or Indication Inventions of either Party, and such other topics related to Galectin-3 or Products as either Party may request.

4.6	Exclusivity. During the Term, IMI shall not develop, manufacture or commercialize a Galectin-3 assay other than the Product if such other assay would fall within the claims in the patents included in the Patent Rights and for so long as BGM holds all Patent Rights and intellectual property necessary to sell Products subject to these claims.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 5. CLINICAL STUDIES AND CLINICAL INDICATIONS

5.1	Clinical Studies and Clinical Indications. BGM shall use Commercially Reasonable Efforts to validate the clinical use of Galectin-3 as described on Exhibit 5.1 and any amendments added to Exhibit 5.1 by mutual written agreement of the Parties. The Parties shall discuss the protocols, intended use objectives, status, results and opportunities for expanded clinical claims for the Products during the quarterly Steering Committee meetings.

ARTICLE 6. INTELLECTUAL PROPERTY

6.1	Inventions Covering Product. US inventorship laws shall govern the ownership of all inventions during the Term specifically covering the rare reagents used in the Product (“Product Inventions”) and inventions during the Term covering indications for the use of Galectin-3 (“Indication Inventions”). If Product Inventions or Indication Inventions are conceived and reduced to practice hereunder jointly by IMI and BGM, such Inventions shall be “Joint Inventions”. All Product Inventions and Indication Inventions hereunder owned or controlled by BGM during the Term shall become part of Patent Rights hereunder.

6.2	IMI’s Galectin-3 Intellectual Property. If IMI solely conceives and reduces to practice any new Product Inventions or Indication Inventions that result in new patents being sought to cover such new reagents or indications, IMI shall own such Product Inventions and Indication Inventions, and shall make such Product Inventions, but only as specifically related to Galectin-3, and Indication Inventions, but not to the extent that such Indication Inventions use markers other than Galectin-3, available to BGM and the Other Licensees on a non-exclusive, royalty-free basis during the Term. IMI, in its sole discretion and for its own benefit, shall have the right to exploit such IMI-owned Product Inventions and Indication Inventions in the Territory.

6.3	BGM Licensee Galectin-3 Intellectual Property. BGM shall use Commercially Reasonable Efforts to contractually require of each Other Licensee that if an Other Licensee conceives, reduces to practice, owns controls (through sublicensing or otherwise) any new Product Inventions or Indication Inventions pertaining to Products that are patented or that result in new patents being sought, then IMI shall be granted a non-exclusive, royalty-free license, during the Term, to make, have made, use, offer for sale, sell, have sold, import, distribute and have distributed Products using such new Product Inventions or Indication Inventions. If such Other Licensee fails to grant IMI a license to its Product Inventions or Indication Inventions, then such other Licensee shall not be granted a license to IMI’s Product Inventions or Indication Inventions.

6.4	Patent Prosecution. Each Party shall be solely responsible for the filing and prosecution of patent applications claiming inventions owned by such Party. Unless otherwise agreed by the Parties, the Parties will jointly file and prosecute patent applications for Joint Inventions.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 7. INFRINGEMENT AND ENFORCEMENT

7.1	Patent Enforcement.

7.1.1	Notice and Investigation of Infringement. Each Party shall promptly notify the other Party of any possible infringement of BGM’s patents included in Patent Rights by a Third Party of which such Party has knowledge. BGM shall promptly investigate such possible Third Party infringement and shall inform IMI of its findings with respect thereto within thirty (30) days of such notice, or such longer period as is required to determine if infringement is occurring.

7.1.2	BGM Actions and Participation. During the Term, BGM shall have the right, but not the obligation, to enforce any and all claims of infringement of any BGM patents included in Patent Rights and any patents claiming a Joint Invention or any related proprietary rights, in its own name, at its own expense and for its own benefit, and IMI shall take reasonable actions to enable BGM to enforce such action in BGM’s own name, including, but not limited to, the execution of any necessary papers. IMI shall join BGM as a party to such prosecution if it is reasonably determined by BGM and IMI that IMI is a necessary party to such prosecution, whereupon BGM shall bear all costs and control such litigation as if such action had been brought solely in BGM’s name. BGM shall have the right to control all aspects of the enforcement of any claim against a Third Party brought pursuant to the provisions of this Subsection 7.1.2, including, but not limited to, the right to: (a) select counsel; (b) establish litigation strategies; and (c) pursue settlement discussions and enter into settlements.

7.1.3	IMI Action. In the event BGM does not pursue enforcement of any patents claiming a Joint Invention as set forth in Subsection 7.1.2, and IMI reasonably believes that such infringement shall materially impact IMI’s ability to market the Products, IMI shall have the right, but not the obligation, to enforce any and all claims of infringement of any patents claiming a Joint Invention against such infringement, in its own name, at its own expense and for its own benefit, and BGM agrees to take all actions reasonably necessary to enable IMI to enforce such action in its own name, including, but not limited to, the execution of any necessary papers. BGM shall join IMI as a party to such prosecution if it is reasonably determined that BGM is a necessary party to such prosecution, whereupon IMI shall bear all costs and control such litigation as if such action had been brought solely in IMI’s name. IMI shall have the right to control all aspects of the litigation of any claim against a Third Party brought pursuant to the provisions of this Subsection 7.1.3, including, but not limited to, the right to: (a) select counsel, such selection to be subject to BGM’s written approval, such approval not to be unreasonably withheld; (b) establish litigation strategies, subject to an obligation to confer with BGM regarding such strategies and to give reasonable consideration to BGM’s input with respect to such strategies; and (c) pursue settlement discussions and enter into settlements. Notwithstanding the foregoing, IMI shall not settle any such litigation or claim without the prior written consent of BGM, which consent shall not be withheld unreasonably.

7.1.4	Proceeds Recovered. Any amount received by IMI as a result of any proceeding referred to in Subsection 7.1.3, shall be distributed and paid as follows: (a) first, to reimburse IMI for all expenses incurred by it in connection with such proceeding; (b) second, to reimburse BGM for any expenses incurred by it in connection with such proceeding; and (c) third, any additional amounts remaining after such application shall be [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.1.5	Cooperation. The Party controlling the action shall keep the other Party reasonably informed of the progress of the suit, claim or proceeding.

7.2	Defense of Assertions of Infringement of Third Party Patents

7.2.1	Assertion Against IMI. In the event of a Third Party assertion against IMI of patent infringement (or any other violation of a proprietary right of a Third Party) related to the manufacture, use or sale of the Product(s) in the Territory, IMI shall [***] defend such assertion, at its sole expense. IMI shall promptly notify BGM in writing of the assertion or claim, including details and known facts regarding such assertion or claim. BGM shall provide, upon IMI’s request and at IMI’s sole expense, reasonable assistance for such defense. IMI shall have the right to settle such assertion on terms acceptable to IMI; provided, however, that IMI shall not enter into any settlement that would affect BGM’s Patent Rights relating to Products without the prior, written consent of BGM.

ARTICLE 8. REPRESENTATIONS AND WARRANTIES

8.1	General Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date of this Agreement:

(a)	It is a corporation duly organized and validly existing under the laws of its state of incorporation;

(b)	It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)	At no time prior to the termination or expiration of this Agreement, shall BGM enter into any transaction which would prohibit or materially impair BGM from fulfilling its obligations under this Agreement.

8.2	Patent Representations and Warranties. BGM represents and warrants to IMI the following as of the Execution Date of this Agreement:

(a)	It is the sole owner of all right, title and interest in and to the patents included in Patent Rights, and no approvals or other documentation are necessary to be obtained from any Third Party in order for the licenses and rights to be conferred to IMI hereunder;

(b)	There have been no written claims or assertions, or to BGM’s Knowledge any oral claims or assertions, that the making, using, offering for sale, use, or importing of one or more of the Products infringes the patents or other proprietary right of any Third Party;

(c)	BGM has no Knowledge of any Third Party patents, trademarks or other proprietary rights which are valid and which would be infringed by making, having made, using, selling, offering for sale, importing or otherwise commercializing Products in the Territory in accordance with the terms of this Agreement; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	To its Knowledge, BGM is not, and as a result of the execution and delivery of this Agreement, will not be, in violation of, or lose of any rights pursuant to, any license, sublicense or agreement previously provided to BGM by a Third Party with respect to Patent Rights relating to Products.

8.3	IMI Representations and Warranties. IMI represents and warrants to BGM the following as of the Execution Date of this Agreement:

(a)	IMI [***] of any [***] in order to make, have made, use, offer for sale, sell, have sold, import, distribute, have distributed or otherwise commercialize Products in the Territory; and

(b)	IMI [***] or [***] related to [***], or [***] to [***] from a [***] to [***].

8.4	Debarment and Exclusion. BGM represents and warrants that neither it, nor any of its employees or agents working on the subject matter of this Agreement, has ever been, is currently, or is the subject of a proceeding that could lead to it becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual. BGM further covenants, represents and warrants that if, during the Term of this Agreement, it, or any of its employees or agents working on IMI’s behalf, becomes or is the subject of a proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual, BGM shall immediately notify IMI, and IMI shall have the right to immediately terminate this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(a)	A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

(b)	A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or Affiliate of a Debarred Entity.

(c)

An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(d)	A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. §1320a — 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

8.5	Limitation on Warranties. NEITHER PARTY MAKES ANY OTHER WARRANTIES OTHER THAN THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, AND EXCEPT AS STATED IN THIS AGREEMENT, THERE SHALL BE NO IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

8.6	Additional Representation and Warranty. Each Party represents and warrants to the other Party as of the Execution Date, that the execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions thereof does not and will not conflict with or result in a breach of any other material agreement or relationship, which breach will materially and adversely affect such Party’s ability to perform its obligations hereunder.

ARTICLE 9. INDEMNIFICATION

9.1	BGM Indemnification. BGM shall indemnify, defend and hold IMI and its Affiliates and their officers, directors, employees and representatives collectively, (“IMI Indemnitees”) harmless from and against any and all losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney’s fees) (hereinafter, “Losses”) to the extent that such Losses arise out of, relate to or are in connection with claims, causes of action, suits or proceedings of Third Parties (hereinafter “Claims”) resulting from: (a) the material breach of BGM’s warranties, representations or covenants set forth in this Agreement; (b) gross negligence or willful misconduct on the part of BGM, including its employees, agents or representatives.

9.2	IMI Indemnification. IMI shall indemnify, defend and hold BGM and its Affiliates and their officers, directors, employees, and representatives (collectively, “BGM Indemnitees”) harmless from and against any and all Losses, to the extent that such Losses arise out, relate to or are in connection with Claims resulting from: (a) the material breach of IMI’s warranties, representations or covenants set forth in this Agreement; (b) gross negligence or willful misconduct on the part of IMI, including its employees, agents or representatives, or (c) the use, sale or import by IMI or any of its Affiliates, distributors or agents, of any Product or the use of any Product by or in the diagnosis or treatment of any Third Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3	Offsetting Claims. With respect to any Claim for which BGM has an obligation to any IMI Indemnitee pursuant to Section 9.1 and IMI has an obligation to any BGM Indemnitee pursuant to Section 9.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for the facts underlying the Claim.

9.4	Cooperation. With respect to any Claim for which a Party seeks indemnification (“Indemnitee”) from any other Party (“Indemnitor”) under this Article 9, the Indemnitee shall: (a) promptly advise the Indemnitor in writing of any Claim within [***] ([***]) [***] after the Indemnitee received notice of such Claim, or within such period of time so as not to materially prejudice the right of the Indemnitor with regard to the defense of such Claim (whichever time period is shorter); and (b) assist the Indemnitor and its representatives in the investigation and defense of any Claim for which indemnification is provided. The Indemnitor shall defend, and control the defense of, any such Claim, and shall not offer to settle, settle or otherwise compromise such Claim without the Indemnitee’s prior written consent (which consent will not be unreasonably withheld), unless such settlement fully releases the Indemnitee without any liability, loss, cost or obligation.

ARTICLE 10. CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

10.1	Confidentiality. The Parties acknowledge and agree that during the Term, each of them and their Affiliates may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this Section 10.1. Each Party (“Receiving Party”) shall use the Confidential Information of the other Party (“Disclosing Party”) only for the purpose of the activities contemplated by this Agreement and shall not disclose such Confidential Information to a Third Party except in accordance with the provisions of this Agreement. The Parties shall ensure that their Affiliates keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though the Affiliates were parties hereto. This provision shall remain in effect for a period of [***] ([***]) years after termination or expiration of this Agreement for all Confidential Information excluding Trade Secrets (as defined in Section 10.2). Trade Secrets shall be kept confidential by the Receiving Party (as defined in Section 10.2 hereof) according to the terms set forth in Section 10.2. The provisions of this Section 10.1 shall not apply to any information which:

(a)	Is known to the Receiving Party before receipt thereof under this Agreement, as evidenced by the Receiving Party’s written records;

(b)	Is disclosed to the Receiving Party without restriction by a Third Party that is, to the Receiving Party’s knowledge, not under an obligation of nondisclosure to the Disclosing Party;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	Is or becomes part of the public domain other than through a breach of this Agreement by the Receiving Party;

(d)	Is independently developed by or for the Receiving Party without use of the Disclosing Party’s Confidential Information, as evidenced by the Receiving Party’s written records;

(e)	In any case in which it is disclosed by the Receiving Party with the Disclosing Party’s prior written approval; or

(f)	In any case in which it is required by law to be disclosed; provided, that in such instance the Receiving Party will provide the Disclosing Party with at least ten (10) business days notice prior to making the required disclosure (or as much notice as possible if the disclosure is required to be made in less than ten (10) business days) in order to allow the Disclosing Party to review such disclosure and to take appropriate measures to protect the confidentiality of its Confidential Information; provided further, that to the extent the Disclosing Party is unsuccessful in protecting against disclosure of its Confidential Information, the Receiving Party shall only disclose such Confidential Information to the minimum extent required to comply with applicable law.

10.2	Handling of Trade Secrets. During the course of its performance hereunder, a Party (the “Disclosing Party”) may desire or be requested to disclose Confidential Information to the other Party (the “Receiving Party”), which the Disclosing Party considers a trade secret (“Trade Secret”). In such event, the Disclosing Party first shall inform the Receiving Party, on a non-confidential basis, of the general nature of the Trade Secret information. The Receiving Party shall have [***] ([***]) [***] to decide whether it wishes to have such Trade Secrets disclosed to it and to inform the Disclosing Party in writing that it wishes to receive such a disclosure. Any Trade Secrets so disclosed between the Parties shall be marked “Trade Secret,” and the Receiving Party shall not disclose or use such Trade Secret for the Term and thereafter except as expressly permitted under this Agreement. In the event the Disclosing Party discloses the Trade Secrets to the Receiving Party without written approval of the Receiving Party and/or without appropriately marking such information as “Trade Secret” that trade secret shall be handled as Confidential Information under Section 10.1.

10.3	Confidential Treatment. Each Party shall seek confidential treatment for the terms and conditions of this Agreement to the fullest extent permitted by the SEC and any other governmental agency or self-regulatory organization to which a Party provides a copy of this Agreement. Prior to seeking confidential treatment from the SEC or any other governmental agency or self-regulatory organization for any such document, the filing Party shall provide the other Party and the other Party’s counsel with a copy of the proposed filing showing the filing Party’s proposed redactions of the document, and shall consult with the other Party and the other Party’s counsel and provide them with a reasonable opportunity to request the inclusion of specified provisions or redactions in any request for confidential treatment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.4	Permitted Disclosure. Notwithstanding Section 10.1, disclosure of the Disclosing Party’s Confidential Information and of this Agreement and the terms hereof may be made by the Receiving Party: (I) (a) on a need-to-know basis to the Receiving Party’s legal and financial advisors; (b) as reasonably necessary in connection with an actual or potential (i) debt or equity financing of the Receiving Party or (ii) Change of Control involving the Receiving Party; and (c) to any Third Party to enable the Receiving Party to exercise its rights and perform its obligations under this Agreement; if, in the case of clauses (a) (except with respect to disclosures to the Receiving Party’s legal advisors), (b) and (c), the person or entity receiving such Confidential Information of the Disclosing Party is bound by written or professional obligations substantially as restrictive as those contained in Section 10.1, and (II) as reasonably necessary for the Receiving Party to file, prosecute and maintain Patent Rights, or to file, prosecute or defend litigation against Third Parties related to Patent Rights, in accordance with this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available.

10.5	Press Announcements. The terms of this Agreement shall be considered Confidential Information. As soon as reasonably practicable after the Effective Date, the Parties shall issue a joint public announcement of the execution of this Agreement in a form agreed upon by the Parties and approved through their respective corporate approval processes. Neither Party shall make any public announcement concerning this Agreement, nor make any public statement which includes the name of any other Party or any of its Affiliates, or otherwise use the name of any of the other Parties or any of their Affiliates in any public statement or document, except as may be required by law or judicial order, without the written consent of each of the other Parties. Once a Party has consented to public disclosure of its Confidential Information pursuant to this Section 10.5, the other Party may make subsequent public disclosures of the same Confidential Information without further consent.

ARTICLE 11. TERM AND TERMINATION

11.1	Term; Termination for Breach. This Agreement shall commence on the Effective Date, and unless terminated early pursuant to the provisions of this Agreement, shall expire on the expiration date of the last-to-expire patent in Patent Rights that covers Product (“Term”). Either Party may terminate this Agreement upon sixty (60) days written notice to the other Party if the other Party materially breaches this Agreement and such breach is not cured within such sixty (60) day period.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.2	IMI Termination. IMI shall have the right to terminate this Agreement on thirty (30) days written notice to BGM without further payments due to BGM, other than payment obligations that have accrued prior to termination, if IMI determines that any of the following occurs:

(a)	BGM is under government or other regulatory restrictions /compliance restrictions, or

(b)	IMI is aware of possible Third Party patent infringement or has been contacted by a Third Party regarding patent infringement, or

(c)	The predicate device (microplate) does not get regulatory clearance in the US by December 31, 2010, or

(d)	A new marker shows superior clinical utility and is adopted by the physician community.

11.3	Consequences of Termination. If IMI, in its sole discretion, voluntarily, and for reasons within its control (i.e., for reasons other than those set forth in Section 11.2), discontinues the Product’s development program, or discontinues the sale of Products as contemplated by this Agreement, then IMI may terminate this Agreement upon thirty (30) days written notice to BGM, in which event IMI shall allow BGM to sell Products designed for use on IMI diagnostic systems pursuant to the terms and conditions of a distribution arrangement negotiated in good faith between the Parties.

11.4	Accrued Rights and Obligations. The termination or expiration of this Agreement shall not relieve any Party of any obligation arising under this Agreement which shall have accrued prior to such expiration or termination.

11.5	Survival. The following Articles and Sections shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 10 and 11 and Sections 3.9, 3.10, 3.11, 6.1, 6.2, 6.4, 7.1.4 and 7.1.5. All provisions that survive termination, that are irrevocable or that arise due to termination shall survive in accordance with their terms. Any provisions of this Agreement contemplated by their terms to pertain to a period of time following termination or expiration of this Agreement shall survive only for the specified period of time.

ARTICLE 12. MISCELLANEOUS

12.1

Force Majeure. No Party shall be liable for loss, damage, detention or delay resulting from any cause whatsoever beyond its reasonable control or resulting from a force majeure, including, without limitation, fire, flood, strike, lockout, civil or military authority, insurrection, war, embargo, container or transportation shortage or delay of suppliers, and delivery dates shall be extended to the extent of any delays resulting from the foregoing or similar causes. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

relieve the effect of such cause as rapidly as reasonably possible. The party giving such notice shall be excused from such of its obligations hereunder for so long as it is so disabled or for thirty (30) days after notification to the other Party, whichever is longer; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 12.1 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

12.2	Assignment. No Party hereto shall have the right to assign any of its rights or obligations under this Agreement to a Third Party without the prior written consent of each of the other Party, which consent shall not be withheld unreasonably; provided, however, that without such consent, a Party may assign this Agreement in whole or in part to an Affiliate of the assigning Party or in whole, but not in part, to any purchaser of all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any Change of Control.

12.3	Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

12.4	Relationship of the Parties. The relationship of the Parties hereunder is that of independent contractors. Nothing contained in this Agreement shall be construed so as to constitute the Parties as partners, joint ventures or agents of the other. No Party or its Affiliates has any express or implied right or authority under this Agreement to assume or create any obligations or make any representations or warranties on behalf of or in the name of the other Party or any of such other Party’s Affiliates.

12.5	Amendments. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended except by a written instrument signed by each Party.

12.6	Waivers. Any waiver by any Party hereto of any rights arising from a breach of any covenants or conditions of this Agreement shall not be construed as a continuing waiver of other breaches of the same nature or other covenants or conditions of this Agreement.

12.7	Notices. All written notices and other communications between the Parties which shall or may be given pursuant to this Agreement shall be deemed to have been sufficiently given when delivered by personal service or sent by registered or certified mail return receipt requested, overnight delivery service providing evidence of delivery, or confirmed facsimile, to the recipient addressed as follows:

If to IMI:

Inverness Medical Innovations, Inc.

51 Sawyer Road, Suite 200

Waltham, MA 02453

Tel:

Fax:

Attn:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to BGM:

BG Medicine, Inc.

610 Lincoln Street North

Waltham, MA 02451

Tel: 781-890-1199

Fax: 781-895-1119

Attn: President & CEO

All such communications shall be deemed to be effective on the day on which personally served, or, if sent by registered mail, on the fourth day following the date presented to the postal authorities for delivery to the other Party (the cancellation date stamped on the delivery or the envelope being evidence of the date of such delivery), or if by overnight delivery or facsimile, on the delivery or the facsimile date. Either Party may give to the other Party written notice of change of address, in which event any communication shall thereafter be given to such other Party as above provided at such changed address.

12.8	Applicable Legal Requirements. Each Party shall comply with all applicable legal requirements and shall not be required to perform or omit to perform any act required or permitted under this Agreement if such performance or omission would violate the provisions of any such applicable legal requirement.

12.9	Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall cooperate with the other Party to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

12.10	Entire Agreement; Conflict in Terms. This Agreement is the sole understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings with respect to the subject matter hereof.

12.11	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its conflict of laws provisions.

12.12	Alternative Dispute Resolution. Any dispute or claim arising out of or in connection with this Agreement (unless otherwise set forth herein) shall be finally settled by Alternative Dispute Resolution (“ADR”) in accordance with the process set forth on Exhibit 12.12.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.13	Interpretation. Where the context hereto requires, the singular number shall be deemed to include the plural and vice-versa. The headings of the Articles, Sections and Subsections of this Agreement have been added for the convenience of the Parties and shall not be deemed a part hereof or used in the interpretation of this Agreement. In any context herein, “or” is not exclusive; “including” and “include” are not exclusive and are deemed to be followed by the words “without limitation.”

12.14	Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable by a court or agency of competent jurisdiction, that provision shall be severed or shall be modified by the Parties so as to be legally enforceable (and to the extent modified, it shall be modified so as to reflect, to the extent possible, the intent of the Parties) and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

12.15	Counterparts. This Agreement may be executed in two (2) original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.16	Mutual Drafting. This Agreement is the joint product of the Parties. and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and each Party’s respective legal counsel and advisors, and any rule of construction that a document shall be interpreted or construed against the drafting Party shall not be applicable with respect to this Agreement.

12.17	Change of Control. In the event of a Change of Control, BGM shall assign all of its obligations under this Agreement to the surviving entity in any merger or consolidation or to any entity to which it transfer all or substantially all of its business to which this Agreement relates. By such assignment, the acquirer shall be bound by all the terms and provisions of this Agreement, and the acquirer shall assume all the obligations of BGM under this Agreement.

(Remainder of Page Intentionally Left Blank)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

INVERNESS MEDICAL INNOVATIONS, INC.		BG MEDICINE, INC.

By:	/s/ David Teitel	By:	/s/ Pieter Muntendam
	David Teitel Title: Chief Financial Officer		Pieter Muntendam Title: President & CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 1.12

Patent Rights

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL

BG MEDICINE INC. PATENTS and PATENT APPLICATIONS RELATING TO GALECTIN-3

PATENT TITLE	DOCKET No.	COUNTRY	SERIAL or PATENT No.	FILING DATE	STATUS

[***]	[***]	Europe PCT US Canada Australia Japan China India Europe Hong Kong	[***]	[***]	Expired Expired Pending Pending Allowed 08Jul2009 Pending Pending Pending Pending Pending

[***]	[***]	US Provisional US	[***]	[***]	Expired Pending

[***]	[***]	US Provisional PCT	[***]	[***]	Expired Pending

[***]	[***]	US Provisional	[***]	[***]	Pending

[***]	[***]	US Provisional	[***]	[***]	Pending

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 5.1

Clinical Studies and Clinical Indications

BGM use Commercially Reasonable Efforts to perform the following activities in support of Galectin-3 clinical development. These activities shall be reviewed at the quarterly Steering Committee meetings and adjusted by mutual written agreement of the Parties.

1)	Conduct clinical studies and partnerships to confirm, extend and justify the use of Galectin-3 in the following areas. In addition, whenever possible provide sufficient quantities of specimens from these studies to IMI to allow for submission for additional clinical indications

a.	Heart Failure stratification:
Studies reasonably anticipated to show that Galectin-3 aids in the risk stratification of Heart Failure patients and provides additional clinical information versus other commonly used cardiac markers such as BNP, and NT-BNP.

b.	Device Treatment Selection:
Studies reasonably anticipated to show the role of Galectin-3 in identifying responders for CRT or other device treatments in classes of patients that are not currently considered for these treatments.

c.	Companion Diagnostic Studies:
Studies reasonably anticipated to show that current drugs, not commonly used, can be better selected and efficacious for patients using Galectin-3 levels. Studies reasonably anticipated to show that Galectin-3 may be useful in identifying heart failure patients for new drugs.

d.	Health Outcomes and Economic Studies:
Studies reasonably anticipated to show the outcome and economic benefit of using Galectin-3, for example, like the HUMANA study on the role of Galectin-3 measurements at admission in the active discharge of HF patients.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 7.1

Target Development Plan and Timeline

(a)	The Parties will [***] for the [***] within [***] ([***]) days of the effective date;

(b)	IMI will [***] within [***] ([***]) days after agreement is reached pursuant to the preceding paragraph (a);

(c)	IMI will use Commercially Reasonable Efforts to [***] by [***];

(d)	IMI will use Commercially Reasonable Efforts to [***] to the[***] for [***] or [***] for the [***] by [***]; and

(e)	IMI will use Commercially Reasonable Efforts to [***] by [***], or, if later, as soon as reasonably practicable [***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 12.12

Alternative Dispute Resolution

The Parties recognize that from time to time a dispute may arise relating to any Party’s rights or obligations under this Agreement. The Parties agree that any such dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Exhibit, the result of which shall be binding upon the Parties.

To begin the ADR process, a Party first must send written notice of the dispute to the other Party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days after the notice of dispute, or if the Parties fail to meet within such twenty-eight (28) days, either Party may initiate an ADR proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a Party shall provide written notice to the other Party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Party may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following the initiation of the ADR proceeding, the Parties shall select a mutually acceptable independent, impartial and conflicts-free neutral to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, each Party will select one independent, impartial and conflicts-free neutral and those two neutrals will select a third independent, impartial and conflicts-free neutral within ten (10) days thereafter. None of the neutrals selected may be current or former employees, officers, directors, consultants or attorneys of any Party, its subsidiaries or Affiliates.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral(s) shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral(s) shall designate a location other than the principal place of business of either Party or any of their subsidiaries or Affiliates.

4. At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral(s):

(a) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

(b) a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue. The Parties agree that neither side shall seek as part of its remedy any punitive damages.

(d) a brief in support of such Party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages, without agreement of the Parties. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on no more than three (3) consecutive days, as determined at least ten (10) days before the hearing by the neutral(s), and shall be governed by the following rules:

(a) Each Party shall be entitled to nor more than six (6) hours hearing time, as determined at least ten (10) days before the hearing by the neutral(s), to present its case. The neutral(s) shall determine whether each Party has had the hours to which it is entitled.

(b) Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral(s) shall have sole discretion regarding the admissibility of any evidence.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6. Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral(s) a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral(s) shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues. The neutral(s) shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral(s) shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a) If the neutral(s) rule(s) in favor of one Party(ies) on all disputed issues in the ADR, the losing Party(ies) shall pay 100% of such fees and expenses.

(b) If the neutral(s) rule(s) in favor of one Party(ies) on some issues and the other Party(ies) on other issues, the neutral(s) shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the Parties. The neutral(s) shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party(ies) prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its (their) legal fees and expenses.

9. The rulings of the neutral(s) and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral(s) shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11. All ADR hearings shall be conducted in the English language.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.